                     [LETTERHEAD OF COOPERS & LYBRAND GMBH]



                   CONSENT OF INDEPENDENT AUDITORS RELATING TO
                  PREUSSAG BUNDELFUNK GMBH, SALZGITTER/GERMANY
                  --------------------------------------------


As independent auditors, we hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement of Geotek Communications, Inc. (the "Company") on Form S-3 (Reg. No. 33-85296) of our report, dated
August 30, 1994, relating to the balance sheet of Preussag Bundelfunk GmbH as of September 30, 1993 and the related statement of operations, shareholders' equity and cash flow for the year then ended, which report was included in the Current Report on Form 8-K of the Company, dated July 5, 1994, as amended.



Hannover,
June 22, 1995

                                              Coopers & Lybrand GmbH
                                              Wirtschaftspr1ufungsgesellschaft